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                                                                    Exhibit 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
                          ----------------------------


Fedders Corporation
Liberty Corner, New Jersey


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 19, 1998, relating to the consolidated financial statements of Fedders Corporation appearing in the Company's Annual Report on Form 10-K for the year ended August 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO SEIDMAN, LLP


Woodbridge, New Jersey
October 7, 1999